Contacts:

Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
(212) 687-8080

EQUUS TOTAL RETURN SEEKS SHAREHOLDER

SUPPORT FOR NEW DIRECTION

Responds To Misleading Comments by Douglass Committee, A Group Led by Former Officers and the Founder Of the Fund

Urges Equus Shareholders to Vote their WHITE Proxy Card Today

HOUSTON, TX - April 20, 2010 - Equus Total Return, Inc. (NYSE: EQS) (the "Fund") today sent a letter to shareholders of the Fund in response to misleading statements from the "Committee to Enhance Equus," a group led by Sam Douglass (the founder of the Fund and an officer or director of Equus since its inception) and his wife, Paula Douglass (who until March 17, 2010 had been an officer of the Fund and Vice Chairman of the Fund's former investment adviser).

"The Douglass Committee is seeking to regain control of the Equus board by launching a costly and disruptive proxy contest for reasons that we believe are self-serving and not in the best interest of shareholders," said Richard F. Bergner, Chairman of the Board of Equus. "The Douglasses have long-standing ties to Equus and exaggerated the independence of their nominees in an attempt to mislead shareholders."

Mr. Bergner continued, "In contrast to the Douglass Committee's director slate, the Fund's director nominees - which include four new directors who represent the largest single shareholder owning 9.28% in the Fund, and whose interests are aligned with all shareholders - will be intently focused on building value for shareholders and transforming Equus from a small Houston-based fund into a much larger, internationally focused and dynamic investment vehicle that can capitalize on opportunities around the world. Our objective is to put Equus firmly back on the track of receiving regular income and capital appreciation from our portfolio companies, with a goal of reinstituting the Fund's quarterly dividend that was discontinued in early 2009 under the Douglasses' leadership."

The Fund urged Equus shareholders to take an important step towards putting the Fund back on the right track by reading the Fund's letter and definitive proxy statement in their entirety and voting their shares on the WHITE proxy card today. Even if you have previously voted on the gold proxy card supplied by the Douglass Committee, you can still support the new direction of the Fund by voting the enclosed WHITE proxy card today.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Fund's proxy materials, please call Georgeson Inc. toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or email equus@georgeson.com. Shareholders also can find additional materials on the annual meeting, including biographies for each of the Fund's director nominees, and how to vote on the Fund's website at www.equuscap.com.

Presented below is the text of the letter:

April 20, 2010

Dear Equus Shareholder,

We recently sent you the proxy materials and WHITE proxy card for the upcoming 2010 Annual Meeting of Stockholders of Equus Total Return, Inc. ("Equus" or "the Fund"), wherein you were asked to elect the Fund's directors for the next year. This year's meeting represents one of the most important in the history of your Fund and this vote is one of the most critical you will make regarding its future. The meeting will be held on May 12, 2010 and shareholders of record as of March 15, 2010 are entitled to vote.

No matter how many shares you own, please make sure they are represented at the meeting.

Submit your vote on the attached WHITE proxy card today.

You may receive proxy materials from "The Committee to Enhance Equus," a group led by Sam Douglass (the founder of the Fund and an officer or director of Equus since its inception) and his wife, Paula Douglass (who until recently had been an officer of the Fund and Vice Chairman of the Fund's former investment adviser). Do not be misled. The Douglass Committee is seeking to take control of the Equus board by launching a costly and disruptive proxy contest for reasons that we believe are self-serving and not in the best interest of shareholders, as discussed below.

Don't be fooled by the Douglass Committee's misleading statements. We urge you to consider the information below and vote TODAY in favor of the Fund's nominees on the WHITE proxy card enclosed.

  OUR FOUR NEW BOARD NOMINEES REPRESENT THE SINGLE LARGEST SHAREHOLDER OF THE FUND. THEIR INTERESTS ARE FULLY ALLIGNED WITH THAT OF ALL SHAREHOLDERS - TO INCREASE SHAREHOLDER VALUE.

  Alessandro Benedetti, Bertrand des Pallieres, John A. Hardy, and Fraser Atkinson, the four new nominees for your Board of Directors, represent 822,031 shares, or 9.28% of Equus stock. As representatives of our largest shareholder, their interests in and objectives for the Fund are aligned with all of our shareholders - they have a strong, vested interest in increasing Equus shareholder value.

  On March 17, 2010, a majority of your Fund directors determined that Equus needed to change course away from years of stagnation and declining value under Sam and Paula Douglass. This is why Sam and Paula Douglass are not part of the Fund's director nominee slate. We expect that the four new Board members, will, if elected, provide the Fund with access to investment opportunities, capital as required, execution capacity and management expertise. We invite you to read the backgrounds of our new director nominees summarized at the end of this letter to better understand the tremendous resources they will bring to Equus.

  SAM AND PAULA DOUGLASS (FOUNDERS OF 'THE COMMITTEE TO ENHANCE EQUUS') HAVE BEEN INTIMATELY INVOLVED IN THE MANAGEMENT OF THE FUND SINCE ITS CREATION

The Douglass Committee has attempted to mislead shareholders and characterize the Douglasses as outsiders not associated with the management of the Fund, but in fact:

  Sam Douglass was the founder of the Fund and has been an officer or director of Equus since its inception;
  ALL of the Fund's current investments, including those investments which have performed poorly in the past several years, were approved by Sam or Paula Douglass as officers and directors of Moore, Clayton Capital Advisors ("MCCA"), the Fund's most recent investment adviser;
  One or both of Mr. and Mrs. Douglass have been a member of the Fund's investment committee since the formation of the Fund until March 2010 when a majority of your directors determined to change course by terminating Mrs. Douglass' employment and nominating four new directors with no ties or preexisting relationship with Sam Douglass.
  THE DOUGLASSES HAVE RECEIVED MILLIONS OF DOLLARS FROM MCCA

Sam Douglass was the chief supporter of MCCA and its appointment as adviser to the Fund because he and Paula Douglass stood to personally benefit from its involvement:

  MCCA was appointed as the Fund's investment adviser in June 2005 in connection with the sale by Sam Douglass of the Fund's previous investment advisor, Equus Capital Management Company ("ECMC"), to MCCA's parent company.
  Two trusts controlled by Sam Douglass were entitled to receive $6 million from the sale of ECMC, a large portion of which was a continuing earn-out contingent on MCCA remaining as advisor to the Fund.
  At the time it was sold, ECMC was beneficially owned and controlled by Sam Douglass.
  Mr. and Mrs. Douglass became officers, directors, and employees of MCCA, collectively drawing over $1.6 million in salary and bonus.
  When MCCA's investment management agreement with the Fund was terminated in June 2009, Mr. and Mrs. Douglass were no longer entitled to receive income from MCCA as employees or as installment payments for the purchase of ECMC.

ASK YOURSELF WHY THE DOUGLASSES ARE NOW UNDERTAKING THIS PROXY CONTEST TO GET CONTROL OF THE FUND'S MANAGEMENT

  THE DOUGLASS COMMITTEE'S BOARD SLATE ALSO INCLUDES BOTH THE CHAIRMAN AND CEO OF A COMPANY THAT IS IN DEFAULT ON A $2.2 MILLION LOAN FROM EQUUS

Jonathan H. Godshall and John D. White serve as the CEO and Chairman, respectively, of Trulite, Inc., a portfolio company of Equus that has defaulted on a $2.2 million loan which was originated by Sam and Paula Douglass on behalf of the Fund. Each of Messrs. Godshall and White and Paula Douglass are directors of Trulite. Instead of pressing for collection and recovery of this investment, the Douglasses, through the Douglass Committee, have instead sought to appoint Messrs. Godshall and White, both based in Houston, as well as Paula Douglass to your Fund's Board of Directors.

DON'T LET SAM AND PAULA DOUGLASS DERAIL THE TURN-AROUND

While the Board is in the process of executing a turn-around, Sam and Paula Douglass have chosen to launch this costly and disruptive proxy contest, seeking to replace your entire board with their Houston friends and associates. Please do not be misled. Please discard any gold proxy card you may receive from the Douglass Committee. The Douglasses' own proxy materials state that Mrs. Douglass intends to seek reimbursement from the Fund for her proxy solicitation expenses, which could total up to $300,000 -- without a vote of the Fund's shareholders. Ask yourself if the Douglasses' nominees' interests are the same as yours. Support real change by voting the enclosed WHITE proxy card.

OUR OBJECTIVE

In contrast to the direction taken by the Douglasses, we believe that our new director nominees will help transform Equus from a small Houston-based fund into a much larger, internationally focused and dynamic investment vehicle that can capitalize on opportunities around the world. Our objective is to put Equus firmly back on the track of receiving regular income and capital appreciation from our portfolio companies, with a view to resuming the Fund's quarterly dividend that was discontinued in early 2009 under the Douglasses leadership.

The election of the Fund's director nominees will ensure that the Board can continue to move forward with its plan to build shareholder value and will position the Fund to benefit from the significant actions we have already taken.

YOUR VOTE IS IMPORTANT;

VOTE THE WHITE PROXY CARD TODAY

To support your Board, please sign, date and return the WHITE proxy card in the postage paid envelope provided. Even if you have previously voted on the gold proxy card supplied by the Douglass Committee, you can still support your Board by voting the enclosed WHITE proxy card today. YOUR RESPONSE TODAY WILL HELP PUT THE FUND BACK ON THE RIGHT TRACK.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Company's proxy materials, please call our proxy solicitation firm, Georgeson Inc. toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or email equus@georgeson.com. Shareholders also can find additional materials on the annual meeting and how to vote on our website at www.equuscap.com.

We thank you for your consideration and support.

Sincerely,

/S/ Richard F. Bergner

Richard F. Bergner

Chairman of the Board

Equus Total Return, Inc. is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on Equus Total Return, Inc. may be obtained from Equus' website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this letter does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.

Important Information

The Fund has filed a definitive proxy statement and other relevant documents concerning the 2010 Annual Meeting of Stockholders with the United States Securities and Exchange Commission ("SEC") on April 12, 2010. Before soliciting proxies, the Fund will provide stockholders with the definitive proxy statement. The Fund advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2010 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC's website at www.sec.gov. They may also access a copy of the Fund's definitive proxy statement by accessing www.equuscap.com. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting Georgeson Inc. toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or email equus@georgeson.com.

The Fund, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2010 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants' direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement referred to above.